Exhibit 99.4
REVOCABLE PROXY
EUREKA FINANCIAL CORP.
ANNUAL MEETING OF STOCKHOLDERS
______________, 2011
___:___ ___.m., Local Time
_______________________________
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints the official proxy committee of Eureka Financial Corp., consisting of ____________________________, or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of Eureka Financial Corp. which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on ______________, 2011 at ___:___ ___.m., local time, at _____________________________, Pittsburgh, Pennsylvania and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:
1.	The approval of a plan of conversion and reorganization pursuant to which: (A) Eureka Bancorp, MHC, which currently owns approximately 57.9% of the common stock of Eureka Financial Corp., will merge with and into Eureka Financial Corp., with Eureka Financial Corp. being the surviving entity; (B) Eureka Financial Corp. will merge with and into new Eureka Financial Corp., a Maryland corporation recently formed to be the holding company for Eureka Bank, with new Eureka Financial Corp. being the surviving entity; (C) the outstanding shares of Eureka Financial Corp., other than those held by Eureka Bancorp, MHC, will be converted into shares of common stock of new Eureka Financial Corp.; and (D) new Eureka Financial Corp. will offer shares of its common stock for sale in a subscription offering and, if necessary, in a direct community offering and/or syndicated community offering.

FOR	AGAINST	ABSTAIN
☐	☐	☐
2.	The following informational proposals:
2a	Approval of a provision in new Eureka Financial Corp.’s articles of incorporation requiring a super-majority vote to approve certain amendments to new Eureka Financial Corp.’s articles of incorporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2b	Approval of a provision in new Eureka Financial Corp.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new Eureka Financial Corp.’s outstanding voting stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Dennis P. McManus and Edward F. Seserko

FOR ALL
FOR	WITHHOLD	EXCEPT
☐	☐	☐
INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

4.	The ratification of the appointment of ParenteBeard LLC as the independent registered public accounting firm of Eureka Financial Corp. for the fiscal year ending September 30, 2011.

FOR	AGAINST	ABSTAIN
☐	☐	☐
5.	The approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the plan of conversion and reorganization.

FOR	AGAINST	ABSTAIN
☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Dated:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)
     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.